UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2013

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
H&R Block, Inc. (the “Company”) has made significant progress on its previously announced plan to cease being a savings and loan holding company (“SLHC”) while continuing to offer financial products to its clients.
Sale to Republic Bank
On July 11, 2013, our subsidiaries, H&R Block Bank, a federal savings bank (“HRB Bank”), and Block Financial LLC, a Delaware limited liability company and the sole shareholder of HRB Bank (“Block Financial”), entered into a definitive Purchase and Assumption Agreement (the “P&A Agreement”) with Republic Bank & Trust Company, a Kentucky bank (“Republic Bank”). Pursuant to the P&A Agreement, HRB Bank will sell assets and assign liabilities, including all of HRB Bank's deposit liabilities, to Republic Bank (the “P&A Transaction”), subject to conditions precedent.
Contemporaneous with the closing of the P&A Transaction, we plan to enter into additional agreements, and related product schedules with Republic Bank (which agreements and schedules have yet to be fully negotiated and agreed upon), under which Republic Bank will serve as the bank for us to offer H&R Block-branded financial products to H&R Block clients, and we will service and administer such financial products for Republic Bank. See discussion below under “Continued Offering of Financial Products by EFS” and “Announced Transactions are Subject to Numerous Conditions and the Closing May be Delayed or May Not Occur at All.”
Divestiture Transaction
The P&A Transaction is part of a three-step transaction by which the Company plans to divest HRB Bank (the “Divestiture Transaction”), which include (i) conversion of HRB Bank from a federal savings bank to a national bank; (ii) the sale of certain HRB Bank assets and liabilities to Republic Bank in the P&A Transaction and (iii) the merger of HRB Bank with and into Block Financial.
The Company, H&R Block Group, Inc. and Block Financial (collectively, “our Holding Companies”) are SLHCs because they control HRB Bank. As previously announced, we have evaluated alternative means of ceasing to be an SLHC, so that we would no longer be subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) as an SLHC or the regulatory capital requirements applicable to SLHCs. By consummating the Divestiture Transaction, our Holding Companies will cease to be SLHCs and will no longer be subject to regulation by the Federal Reserve or regulatory capital requirements.
Step One: The Conversion
HRB Bank will apply to the Office of the Comptroller of the Currency (the “OCC”) for approval to convert to a national banking association (the “Conversion”). In connection with the Conversion, our Holding Companies will request a waiver from the Federal Reserve Bank of Kansas City of the Bank Holding Company Application requirements under Section 3(a)(1) of the Bank Holding Company Act of 1956.

Step Two: The P&A Transaction
Republic Bank will file a Bank Merger Act application with the OCC, and HRB Bank will file a Change in Assets application with the OCC, seeking approval of the P&A Transaction. Upon receipt of regulatory approvals, HRB Bank will consummate the P&A Transaction immediately following the Conversion. HRB Bank will assign all of its deposit liabilities to Republic Bank and will transfer assets consisting primarily of cash. HRB Bank will retain the marketable investment securities in its investment portfolio, and its mortgage loan portfolio and other real estate owned (“OREO”) properties.
Step Three: The Affiliate Merger
Block Financial and HRB Bank will file an application with the OCC to merge HRB Bank with and into Block Financial, with Block Financial as the surviving entity (the “Affiliate Merger”), pursuant to the terms and conditions of an Agreement and Plan of Merger by and between HRB Bank and Block Financial. HRB Bank is converting to a national bank because there is clear regulatory authority for a national bank to merge with and into a non-bank affiliate, whereas the regulatory authority for a federal savings bank to do so is unclear. Upon completion of the Affiliate Merger, HRB Bank will cease to exist as a separate legal entity, will surrender its charter to the OCC and the FDIC will terminate the deposit insurance of HRB Bank. The Affiliate Merger will occur immediately following the closing of the P&A Transaction.
Closing of the Divestiture Transaction
Subject to fulfillment of all closing conditions, the closing of steps one, two and three of the Divestiture Transaction will all happen on the same day, one immediately after the other. Regulatory applications for approval of steps one, two and three of the Divestiture Transaction will be filed soon by all parties.
Subject to fulfillment of all closing conditions, we currently anticipate that the closing will occur on or before November 15, 2013, if all required regulatory approvals have been obtained by September 30, 2013. However, if all required regulatory approvals have not been obtained (or other conditions precedent have not been satisfied) by September 30, 2013, then to avoid transition and execution risk during our peak season, the closing date will occur on a date mutually agreed by the parties between April 30, 2014 and June 17, 2014, and absent mutual agreement then on June 18, 2014.
Formation of EFS and Mortgage Holdings
On July 1, 2013, HRB Bank formed two Delaware limited liability companies as wholly-owned operating subsidiaries. Emerald Financial Services, LLC (“EFS”) was formed to market and distribute HRB Bank products and services, as well as to serve as the program manager for such products and services. After the closing of the Divestiture Transaction, EFS will market and distribute Republic Bank's H&R Block-branded financial products and services. HRB Mortgage Holdings, LLC (“Mortgage Holdings”) was formed to hold and collect HRB Bank's existing portfolio of residential mortgage loans and OREO properties. Prior to the closing of the Divestiture Transaction, HRB Bank will assign all of its residential mortgage loans and OREO properties to Mortgage Holdings. Mortgage Holdings will collect such mortgage loans and liquidate such OREO properties.

Upon completion of the Affiliate Merger, Block Financial will succeed, by operation of law, to all of the assets and liabilities of HRB Bank that are not sold or assigned to Republic Bank. At that time, EFS and Mortgage Holdings will become direct, wholly-owned subsidiaries of Block Financial.
Continued Offering of Financial Products by EFS
Although we are divesting HRB Bank, we plan to continue to enhance our growth by delivering financial products and services to our clients. EFS will be the H&R Block entity that markets and services Republic Bank's H&R Block-branded financial products to H&R Block clients. EFS will provide substantial services to Republic Bank with respect to such financial products.
Contemporaneous with and conditioned upon the closing of the Divestiture Transaction, EFS and Block Financial plan to enter into a Joint Marketing Master Services Agreement, including related product schedules (the “MSA Agreement”), and a related Receivables Participation Agreement (the “RPA Agreement”), with Republic Bank. The MSA Agreement and the RPA Agreement have yet to be fully negotiated and agreed upon. The P&A Transaction will not be consummated unless the parties can agree on the terms and conditions of the MSA Agreement and RPA Agreement, and we can provide no assurances when or if the parties will be able to do so.
Announced Transactions are Subject to Numerous Conditions and the Closing May be Delayed or May Not Occur at All.
The obligations of the parties to complete the P&A Transaction and the other transactions discussed herein are subject to the fulfillment of numerous conditions, including, but not limited to, (i) receipt of all regulatory approvals necessary to consummate the entire Divestiture Transaction (ii) receipt of required third party consents, and (iii) the drafting, negotiating, agreement upon, execution and delivery of the MSA Agreement and the RPA Agreement with Republic Bank. We cannot be certain when or if the conditions to the P&A Transaction and the other components of the Divestiture Transaction will be satisfied, or that the P&A Transaction and the other components of the Divestiture Transaction will be completed. In addition, there can be no assurances with respect to the final terms and conditions of the MSA Agreement and RPA Agreement.
Exhibits
A copy of the P&A Agreement is attached hereto as Exhibit 10.1. The summary description of the P&A Agreement does not purport to be complete and is qualified in its entirety by reference to the P&A Agreement, which is incorporated herein by reference.
On July 11, 2013, the Company issued a press release announcing the P&A Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this interim report, other than Exhibits 10.1 and 99.1, is being furnished but shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1	Purchase and Assumption Agreement
99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: July 11, 2013	By: /s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

Exhibit 10.1        Purchase and Assumption Agreement
Exhibit 99.1        Press Release